UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

————————————————
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2010

Energy Services of America Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32998	20-4606266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia 25702-9694
(Address of principal executive offices)

(304) 399-6315
Registrant's telephone number, including area code

__________________________________________________
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 11, 2010, Energy Services of America Corporation (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors, the ratification of independent registered public accountants and the approval of the Energy Services of America Corporation Long Term Incentive Plan.  A breakdown of the votes cast is set forth below.

1.	The election of directors.

	For	Withheld

Marshall T. Reynolds	6,196,524	92,873

Jack M. Reynolds	6,196,424	92,973

Douglas Reynolds	6,196,524	92,873

Edsel R. Burns	6,197,424	91,973

Neal W. Scaggs	6,274,997	14,400

Joseph L. Williams	6,274,497	14,900

Richard M. Adams, Jr.	6,274,497	14,900

Keith Molihan	6,274,997	14,400

Eric Dosch	6,274,997	14,400

James Shafer	6,217,524	71,873

2.	The ratification of the appointment of Arnett & Foster P.L.L.C. as the Company’s independent registered public accounting firm for the year ending September 30, 2010.

For	Against	Abstain
10,791,652	78,004	10,400

3.	The approval of the Energy Services of America Corporation Long Term Incentive Plan.

For	Against	Abstain
6,161,609	123,388	4,400

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.

(b)	Pro forma financial information.
Not Applicable.

(c)	Shell Company Transactions.
Not Applicable.

(d)	Exhibits.
Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: August 12, 2010	By:	/s/ Edsel R. Burns
Edsel R. Burns
President
(Duly Authorized Representative)